Exhibit 99.1

Stepan Reports Fourth Quarter 2024 Results

Northbrook, Illinois, February 19, 2025 -- Stepan Company (NYSE: SCL) today reported:

Fourth Quarter 2024 Highlights

•
Reported net income was $3.4 million versus a $1.2 million net loss in the prior year. Adjusted net income(1) was $2.8 million, down 63% versus prior year, largely due to higher pre-commissioning expenses at our new alkoxylation investment in Pasadena, Texas ($4.4 million increase), a one-time tax proceeding reserve of $2.9 million recorded in our Latin American operations and higher expenses associated with the previously announced CEO transition in the fourth quarter of 2024.
•
EBITDA(2) was $35.8 million and Adjusted EBITDA(2) was $35.0 million, up 39% and down 7% respectively, year-over-year.
•
Global sales volume was down 1% year-over-year. Double digit growth in several Surfactant end markets was fully offset by demand weakness in Polymers.
•
Cash from Operations was $68.3 million during the quarter. Free cash flow(3) for the quarter was $32.1 million.
•
The Company delivered $13.0 million in pre-tax cost out savings in the fourth quarter of 2024.

YTD 2024 Highlights

•
Reported net income was $50.4 million, up 25% versus prior year. Adjusted net income(1) was $50.5 million, flat versus prior year.
•
EBITDA(2) was $186.9 million and Adjusted EBITDA(2) was $187.0 million, up 13% and 4% respectively, year-over-year.
•
Global sales volume was up 1% year-over-year.
•
Free cash flow(3) for the year was $39.3 million versus a negative $85.5 million in the prior year.
•
The Company delivered $48.0 million in cost out savings for 2024 despite significant one-time extra costs, including higher operating costs at our Millsdale site, primarily related to a flood event during the first half of 2024, and higher costs related to a criminal fraud event at a subsidiary in Asia.

“While we are disappointed with our overall financial performance in 2024, we advanced our strategic investments and took necessary steps to return the Company to profitable growth. I am proud of the resilience, hard work and dedication of the entire organization. Full year Adjusted EBITDA grew 4% versus prior year despite several one-time events that negatively impacted earnings and the pre-operating expenses in our new Pasadena, site," said Luis E.

Rojo, President and Chief Executive Officer. "Surfactants and Specialty Products delivered strong double-digit Adjusted EBITDA growth, partially offset by demand weakness in Polymers. Overall, global sales volume grew 1%, driven by 2.5% growth in our Surfactant business. We are encouraged by the Surfactant growth within several of our key strategic end markets. We delivered $39 million of free cash flow, which was in line with our expectations, and we increased our dividend for the 57th consecutive year. We completed the majority of our new Pasadena, Texas site which is critical to growing our alkoxylation business. Our strong foundation, combined with the cost reductions and strategic investments we have made, position us well to deliver future growth."

Financial Summary

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands, except per share data)	2024	2023	% Change	2024	2023	% Change
Net Sales	$525,609	$532,131	(1)%	$2,180,274	$2,325,768	(6)%
Operating Income	$7,695	$230	NM	$70,480	$58,613	20%
Net Income	$3,350	$(1,193)	NM	$50,370	$40,204	25%
Earnings per Diluted Share	$0.15	$(0.05)	NM	$2.20	$1.75	26%

Adjusted Net Income *	$2,757	$7,485	(63)%	$50,470	$50,692	(0)%
Adjusted Earnings per Diluted Share *	$0.12	$0.33	(64)%	$2.20	$2.21	(0)%

* See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

Percentage Change in Net Sales

Net sales in the fourth quarter of 2024 decreased 1% year-over-year. This slight decrease reflects higher selling prices that were more than offset by a 1% decline in sales volume and the negative impact of foreign currency translation.

	Three Months Ended December 31, 2024	Twelve Months Ended December 31, 2024
Volume	(1)%	1%
Selling Price & Mix	2%	(7)%
Foreign Translation	(2)%	(—)%
Total	(1)%	(6)%

Segment Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Net Sales
Surfactants	$378,776	$369,468	3%	$1,532,115	$1,602,819	(4)%
Polymers	$129,844	$147,271	(12)%	$584,905	$642,471	(9)%
Specialty Products	$16,989	$15,392	10%	$63,254	$80,478	(21)%
Total Net Sales	$525,609	$532,131	(1)%	$2,180,274	$2,325,768	(6)%

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands, all amounts pre-tax)	2024	2023	% Change	2024	2023	% Change
Operating Income
Surfactants	$16,173	$14,830	9%	$85,618	$72,399	18%
Polymers	$3,396	$12,632	(73)%	$40,623	$60,770	(33)%
Specialty Products	$5,594	$2,773	102%	$20,908	$11,476	82%
Total Segment Operating Income	$25,163	$30,235	(17)%	$147,149	$144,645	2%
Corporate Expenses	$(17,468)	$(30,005)	(42)%	$(76,669)	$(86,032)	(11)%
Consolidated Operating Income	$7,695	$230	NM	$70,480	$58,613	20%

	Three Months Ended December 31,			Year Ended December 31,
($ in millions)	2024	2023	% Change	2024	2023	% Change
EBITDA	$35.8	$25.8	39%	$186.9	$165.8	13%

Adjusted EBITDA
Surfactants	$34.7	$31.6	10%	$157.6	$136.7	15%
Polymers	$11.4	$20.5	(44)%	$73.0	$93.2	(22)%
Specialty Products	$7.1	$4.3	65%	$26.9	$17.3	55%
Unallocated Corporate	$(18.2)	$(18.9)	(4)%	$(70.5)	$(67.2)	5%
Consolidated Adjusted EBITDA	$35.0	$37.5	(7)%	$187.0	$180.0	4%

Consolidated operating income in the quarter increased $7.5 million year-over-year. Consolidated adjusted EBITDA(2) decreased $2.5 million, or 7%, year-over-year largely due to the demand shortfall in Polymers and higher expenses associated with the Latin American tax proceeding reserve and the previously announced fourth quarter CEO transition.

•
Surfactant net sales were $378.8 million for the quarter, a 3% increase versus the prior year. Selling prices were up 5% primarily due to improved product and customer mix. Sales volume was up 1% year-over-year primarily due to double digit growth within the Agricultural and Oilfield end markets along with our distribution partners. This growth was partially offset by lower demand within the Consumer Products end markets. Foreign currency translation negatively impacted net sales by 3%. Surfactant operating income for the quarter increased $1.3 million, or 9%, versus the prior year. Surfactant adjusted EBITDA(2) increased $3.1 million, or 10%, versus the prior year. This increase was primarily driven by the 1% growth in sales volume and slight margin improvement, partially offset by pre-operating expenses at the Company's new alkoxylation facility being built in Pasadena, Texas and the tax proceeding reserve recognized in Latin American operations.
•
Polymer net sales were $129.8 million for the quarter, a 12% decrease versus the prior year. Selling prices decreased 4%, primarily due to the pass-through of lower raw material costs and competitive pressures. Sales volume declined 9% in the quarter primarily due to an 11% decrease in global Rigid Polyols demand. Specialty Polyols volume was up year-over-year. Foreign currency translation positively impacted net sales by 1%. Polymer operating income decreased $9.2 million, or 73%, versus the prior year. Polymer adjusted EBITDA(2) decreased $9.1 million, or 44%, versus the prior year primarily due to the 9% decline in sales volume.

•
Specialty Product net sales were $17.0 million for the quarter, a 10% increase versus the prior year, primarily due to higher sales volume and higher selling prices. Sales volume was up 32% versus the prior year. Specialty Product operating income increased $2.8 million, or 102%, versus the prior year. Specialty Product adjusted EBITDA(2) increased $2.8 million, or 65%. The increase in adjusted EBITDA(2) was primarily due to margin recovery and higher sales volume within the medium chain triglycerides product line.

Income Taxes

The Company's full year effective tax rate was 16.7% in 2024 versus 16.9% in 2023. This small decrease was comprised of various offsetting items, most notably a favorable non-recurring deferred tax adjustment in 2024 that offset an unfavorable foreign rate differential in 2024.

Outlook

“As we look forward to 2025, I am excited and energized to continue our focus on accelerating our business strategies through improved execution to drive consistent volume growth, margin improvement and free cash flow generation. We believe Adjusted EBITDA will improve in all of our reporting segments. The Stepan Team is executing on opportunities to grow volume, deliver improved product and customer mix and further progress our cost out and cost avoidance initiatives. We are optimistic that Polymer demand will increase as we execute our innovation and growth plans. We believe our Surfactant business will experience continued growth in our key strategic end markets," said Luis E. Rojo, President and Chief Executive Officer. "As previously announced, we expect our Pasadena facility will start up in the first quarter of 2025 and enable us to deliver volume growth and Supply Chain savings during the year. We believe we are positioned well to deliver full year Adjusted EBITDA and Adjusted Net Income growth and positive free cash flow in 2025.”

Notes

(1) Adjusted net income and adjusted earnings per share are non-GAAP measures which exclude deferred compensation income/expense, cash-settled stock appreciation rights (SARs) income/expense, certain environmental remediation-related costs as well as other significant and infrequent/non-recurring items. See Table II for reconciliations of non-GAAP adjusted net income and adjusted earnings per diluted share.

(2) EBITDA and adjusted EBITDA are non-GAAP measures. See Table VI for calculations and GAAP reconciliations of EBITDA and adjusted EBITDA.

(3) Free cash flow is a non-GAAP measure and reflects cash generated from operations minus capital expenditures. Cash generated from operations was $68.3 million during the fourth quarter of 2024 and capital expenditures were $36.2 million. Cash generated from operations was $162.1 million during the full year 2024 and capital expenditures were $122.8 million.

Conference Call

Stepan Company will host a conference call to discuss its second quarter results at 9:00 a.m. ET (8:00 a.m. CT) on February 19, 2025. The call can be accessed by phone and webcast. To access the call by phone, please click on this Registration Link, complete the form and you will be provided with dial in details and a PIN. To avoid delays, we encourage participants to dial into the conference call ten minutes ahead of the scheduled start time. The webcast can be accessed through the Investors/Conference Calls page at

www.stepan.com. A webcast replay of the conference call will be available at the same location shortly after the call.

Supporting Slides

Slides supporting this press release will be made available at www.stepan.com through the Investors/Presentations page at approximately the same time as this press release is issued.

Corporate Profile

Stepan Company is a major manufacturer of specialty and intermediate chemicals used in a broad range of industries. Stepan is a leading merchant producer of surfactants, which are the key ingredients in consumer and industrial cleaning and disinfection compounds and in agricultural and oilfield solutions. The Company is also a leading supplier of polyurethane polyols used in the expanding thermal insulation market, and CASE (Coatings, Adhesives, Sealants, and Elastomers) industries.

Headquartered in Northbrook, Illinois, Stepan utilizes a network of modern production facilities located in North and South America, Europe and Asia.

The Company's common stock is traded on the New York Stock Exchange (NYSE) under the symbol SCL. For more information about Stepan Company please visit the Company online at www.stepan.com

More information about Stepan’s sustainability program can be found on the Sustainability page at www.stepan.com

Contact: Samuel S. Hinrichsen 847-446-7500

Certain information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements about Stepan Company’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, Stepan Company’s actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “guidance,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” “should,” “illustrative” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by Stepan Company and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements.

There are a number of risks, uncertainties and other important factors, many of which are beyond Stepan Company's control, that could cause actual results to differ materially from the forward-looking statements contained in this news release. Such risks, uncertainties and other important factors include, among other factors, the risks, uncertainties and factors described in Stepan Company's Form 10-K, Form 10-Q and Form 8-K reports and exhibits to those reports, and include (but are not limited to) risks and uncertainties related to accidents, unplanned production shutdowns or disruptions in manufacturing facilities; reduced demand due to customer product reformulations or new technologies; our inability to successfully develop or introduce new products; compliance with laws; our ability to identify suitable acquisition candidates and successfully complete and integrate acquisitions; global competition; volatility of raw material and energy costs and supply; disruptions in transportation or significant changes in transportation costs; downturns in certain industries and general economic downturns; international business risks, including currency exchange rate fluctuations, legal restrictions and taxes; unfavorable resolution of litigation against us; maintaining and protecting intellectual property rights; our ability to access capital markets; global political, military, security or other instability; costs related to expansion or other capital projects; interruption or breaches of information technology systems; our ability to retain executive management and key personnel; and our debt covenants.

These forward-looking statements are made only as of the date hereof, and Stepan Company undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

* * * * *

Tables follow

Table I

STEPAN COMPANY

For the Three and Twelve Months Ended December 31, 2024 and 2023

(Unaudited – in 000's, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net Sales	$525,609	$532,131	$2,180,274	$2,325,768
Cost of Sales	468,913	465,726	1,908,060	2,048,170
Gross Profit	56,696	66,405	272,214	277,598
Operating Expenses:
Selling	11,018	12,380	45,628	48,367
Administrative	24,764	25,070	98,277	93,202
Research, Development and Technical Services	13,793	15,319	55,674	59,039
Deferred Compensation Expense (Income)	(574)	5,227	2,155	4,371
	49,001	57,996	201,734	204,979

Goodwill and Other Intangibles Impairment	-	2,038	-	2,038
Business Restructuring and Asset Impairment	-	6,141	-	11,968

Operating Income	7,695	230	70,480	58,613

Other Income (Expense):
Interest, Net	(4,829)	(2,429)	(14,182)	(12,103)
Other, Net	(410)	(1,467)	4,141	1,881
	(5,239)	(3,896)	(10,041)	(10,222)

Income Before Provision for Income Taxes	2,456	(3,666)	60,439	48,391
Provision for Income Taxes	(894)	(2,473)	10,069	8,187
Net Income	3,350	(1,193)	50,370	40,204
Net Income Per Common Share
Basic	$0.15	$(0.05)	$2.21	$1.77
Diluted	$0.15	$(0.05)	$2.20	$1.75
Shares Used to Compute Net Income Per Common Share
Basic	22,841	22,794	22,832	22,777
Diluted	22,912	22,912	22,931	22,946

Table II

Reconciliation of Non-GAAP Net Income and Earnings per Diluted Share*

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Net Income Reported	$3,350	$0.15	$(1,193)	$(0.05)	$50,370	$2.20	$40,204	$1.75

Deferred Compensation (Income) Expense	$(762)	$(0.03)	$2,243	$0.10	$(1,805)	$(0.08)	$(551)	$(0.02)
Business Restructuring and Asset Impairment Expense	$-	$-	$4,564	$0.20	$-	$-	$8,929	$0.39
Goodwill and Other Intangibles Impairment Expense	$-	$-	$1,422	$0.06	$-	$-	$1,422	$0.06
Cash-Settled SARs (Income) Expense	$-	$-	$71	$-	$-	$-	$(74)	$-
Environmental Remediation Expense	$169	$-	$378	$0.02	$1,905	$0.08	$762	$0.03
Adjusted Net Income	$2,757	$0.12	$7,485	$0.33	$50,470	$2.20	$50,692	$2.21

* All amounts in this table are presented after-tax

The Company believes that certain non-GAAP measures, in conjunction with comparable GAAP measures, are useful for evaluating the Company’s operating performance and financial condition. The Company uses this non-GAAP information as an indicator of business performance and evaluates management’s effectiveness with specific reference to these indicators. Management believes that these non-GAAP financial measures provide useful supplemental information because they exclude non-operational items that affect comparability between years. These measures should be considered in addition to, not as substitutes for or superior to, measures of financial performance prepared in accordance with GAAP and may differ from similarly titled measures presented by other companies. The Company's Annual Report on Form 10-K for the year ended December 31, 2023 contains additional information regarding the use of non-GAAP financial measures.

Summary of Fourth Quarter 2024 Adjusted Net Income Items

Adjusted net income excludes non-operational deferred compensation income/expense, cash-settled SARs income/expense, certain environmental remediation costs and other significant and infrequent or non-recurring items.

•
Deferred Compensation: The fourth quarter of 2024 reported net income includes $0.8 million of after-tax income versus $2.2 million of after-tax expense in the prior year.

•
Environmental Remediation: The fourth quarter of 2024 reported net income includes $0.2 million of after-tax expense versus $0.4 million of after-tax expense in the prior year.

Table III

Reconciliation of Pre-Tax to After-Tax Adjustments

Management uses the non-GAAP adjusted net income metric to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. The cumulative tax effect was calculated using the statutory tax rates for the jurisdictions in which the transactions occurred.

	Three Months Ended December 31,				Twelve Months Ended December 31,
($ in thousands, except per share amounts)	2024	EPS	2023	EPS	2024	EPS	2023	EPS
Pre-Tax Adjustments
Deferred Compensation (Income) Expense	$(1,016)		$2,991		$(2,406)		$(735)
Business Restructuring and Asset Impairment Expense	$-		$6,141		$-		$11,968
Goodwill and Other Intangibles Impairment Expense	$-		$2,038		$-		$2,038
Cash-Settled SARs (Income) Expense	$-		$95		$-		$(98)
Environmental Remediation Expense	$225		$504		$2,540		$1,017
Total Pre-Tax Adjustments	$(791)		$11,769		$134		$14,190

Cumulative Tax Effect on Adjustments	$198		$(3,091)		$(34)		$(3,702)

After-Tax Adjustments	$(593)	$(0.03)	$8,678	$0.38	$100	$0.00	$10,488	$0.46

Table IV

Deferred Compensation Plans

The full effect of the deferred compensation plans on quarterly pre-tax income was $1.0 million of income versus $3.0 million of expense in the prior year. The quarter-end market prices of Company stock and the impact of deferred compensation on specific income statement line items is summarized below:

	2024				2023
	12/31	9/30	6/30	3/31	12/31	9/30	6/30	3/31
Stepan Company	$64.70	$77.25	$83.96	$90.04	$94.55	$74.97	$95.56	$103.03

	Three Months Ended December 31,		Twelve Months Ended December 31,
($ in thousands)	2024	2023	2024	2023
Deferred Compensation
Operating Income (Expense)	$574	$(5,227)	$(2,155)	$(4,371)
Other, net – Mutual Fund Gain (Loss)	442	2,236	4,561	5,106
Total Pre-Tax	$1,016	$(2,991)	$2,406	$735
Total After-Tax	$762	$(2,243)	$1,805	$551

Effects of Foreign Currency Translation

The Company’s foreign subsidiaries transact business and report financial results in their respective local currencies. These results are translated into U.S. dollars at average foreign exchange rates appropriate for the reporting period. The table below presents the impact that foreign currency translation had on select income statement line items.

($ in millions)	Three Months Ended December 31,		Change	Change Due to Foreign Currency Translation	Twelve Months Ended December 31,		Change	Change Due to Foreign Currency Translation
	2024	2023			2024	2023
Net Sales	$525.6	$532.1	$(6.5)	$(9.6)	$2,180.3	$2,325.8	$(145.5)	$(2.5)
Gross Profit	56.7	66.4	$(9.7)	(1.1)	272.2	277.6	$(5.4)	(1.0)
Operating Income	7.7	0.2	$7.5	(1.0)	70.5	58.6	$11.9	(0.8)
Pretax Income	2.5	(3.7)	$6.2	0.2	60.4	48.4	$12.0	0.1

Corporate Expenses

	Three Months Ended December 31,			Twelve Months Ended December 31,
($ in thousands)	2024	2023	% Change	2024	2023	% Change
Total Corporate Expenses	$17,468	$30,005	(42)%	$76,669	$86,032	(11)%
Less:
Deferred Compensation (Income) Expense	$(574)	$5,227	NM	$2,155	$4,371	(51)%
Business Restructuring and Asset Impairment Expense	$-	$6,141	(100)%	$-	$11,968	(100)%
Goodwill and Other Intangibles Impairment Expense	$-	$2,038	(100)%	$-	$2,038	(100)%
Environmental Remediation Expense	$225	$504	(55)%	$2,540	$1,017	150%
Adjusted Corporate Expenses	$17,817	$16,095	11%	$71,974	$66,638	8%

Adjusted Corporate expenses increased $1.7 million, or 11% for the quarter. This increase was primarily due to higher expenses associated with the previously announced CEO transition in the fourth quarter of 2024.

Table V

Stepan Company

Consolidated Balance Sheets

December 31, 2024 and December 31, 2023

	December 31, 2024	December 31, 2023
ASSETS
Current Assets	$810,429	$851,883
Property, Plant & Equipment, Net	1,198,454	1,206,665
Other Assets	295,765	304,806
Total Assets	$2,304,648	$2,363,354
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities	$669,034	$607,870
Deferred Income Taxes	9,612	10,373
Long-term Debt	332,632	401,248
Other Non-current Liabilities	123,436	127,373
Total Stepan Company Stockholders’ Equity	1,169,934	1,216,490
Total Liabilities and Stockholders’ Equity	$2,304,648	$2,363,354

Selected Balance Sheet Information

The Company’s total debt decreased by $63.1 million and cash decreased by $47.6 million versus September 30, 2024. The decrease in debt and cash primarily reflects fourth quarter repayments against the Company's revolving credit facility. The Company’s net debt level decreased $15.5 million versus September 30, 2024 and the net debt ratio remained constant at 31% in the quarter (Net Debt and Net Debt Ratio are non-GAAP measures, reconciliations of which are shown in the table below). Management uses the non-GAAP net debt metric to show a more complete picture of the Company's overall liquidity, financial flexibility and leverage level.

($ in millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net Debt
Total Debt	$625.4	$688.5	$657.1	$646.0	$654.1
Cash	99.7	147.3	124.7	125.8	129.8
Net Debt	$525.7	$541.2	$532.4	$520.2	$524.3
Equity	1,169.9	1,219.4	1,192.4	1,214.5	1,216.5
Net Debt + Equity	$1,695.6	$1,760.6	$1,724.8	$1,734.7	$1,740.8
Net Debt / (Net Debt + Equity)	31%	31%	31%	30%	30%

The major working capital components were:

($ in millions)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net Receivables	$388.0	$434.1	$437.3	$446.6	$422.1
Inventories	288.7	296.7	266.0	257.1	265.6
Accounts Payable	(258.8)	(257.1)	(251.2)	(256.9)	(233.0)
	$417.9	$473.7	$452.1	$446.8	$454.7

Table VI

Reconciliations of Non-GAAP EBITDA and Adjusted EBITDA

Management uses the non-GAAP EBITDA and adjusted EBITDA metrics to evaluate the Company's operating performance. Management excludes the items listed in the table below because they are non-operational items. Refer to the Income Statement on Table I for a bridge between Operating Income and Net Income.

	Three Months Ended December 31, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$16.2	$3.4	$5.6	$(17.5)	$7.7
Depreciation and Amortization	$18.5	$8.0	$1.5	$0.5	$28.5
Other, Net Income	$-	$-	$-	$(0.4)	$(0.4)
EBITDA					$35.8
Deferred Compensation	$-	$-	$-	$(1.0)	$(1.0)
Environmental Remediation	$-	$-	$-	$0.2	$0.2
Adjusted EBITDA	$34.7	$11.4	$7.1	$(18.2)	$35.0

	Three Months Ended December 31, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$14.8	$12.6	$2.8	$(30.0)	$0.2
Depreciation and Amortization	$16.7	$7.9	$1.5	$1.0	$27.1
Other, Net Income	$-	$-	$-	$(1.5)	$(1.5)
EBITDA					$25.8
Deferred Compensation	$-	$-	$-	$3.0	$3.0
Cash Settled SARs	$0.1	$-	$-	$-	$0.1
Goodwill and Other Intangibles Impairment	$-	$-	$-	$2.0	$2.0
Business Restructuring/ Asset Impairment	$-	$-	$-	$6.1	$6.1
Environmental Remediation	$-	$-	$-	$0.5	$0.5
Adjusted EBITDA	$31.6	$20.5	$4.3	$(18.9)	$37.5

	Twelve Months Ended December 31, 2024

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$85.6	$40.6	$20.9	$(76.6)	$70.5
Depreciation and Amortization	$72.0	$32.4	$6.0	$1.9	$112.3
Other, Net Income	$-	$-	$-	$4.1	$4.1
EBITDA					$186.9
Deferred Compensation	$-	$-	$-	$(2.4)	$(2.4)
Environmental Remediation	$-	$-	$-	$2.5	$2.5
Adjusted EBITDA	$157.6	$73.0	$26.9	$(70.5)	$187.0

	Twelve Months Ended December 31, 2023

($ in millions)	Surfactants	Polymers	Specialty Products	Unallocated Corporate	Consolidated
Operating Income	$72.4	$60.8	$11.5	$(86.0)	$58.6
Depreciation and Amortization	$64.4	$32.4	$5.8	$2.7	$105.3
Other, Net Income (Expense)	$-	$-	$-	$1.9	$1.9
EBITDA					$165.8
Deferred Compensation	$-	$-	$-	$(0.7)	$(0.7)
Cash Settled SARs	$(0.1)	$-	$-	$-	$(0.1)
Goodwill and Other Intangibles Impairment	$-	$-	$-	$2.0	$2.0
Business Restructuring/ Asset Impairment	$-	$-	$-	$12.0	$12.0
Environmental Remediation	$-	$-	$-	$1.0	$1.0
Adjusted EBITDA	$136.7	$93.2	$17.3	$(67.2)	$180.0